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                                                                    EXHIBIT 21.1


                        MARINE DRILLING COMPANIES, INC.

                         Subsidiaries and Partnerships

                               December 31, 1993



                                                    Place of
                                                 Incorporation                                                  Ownership
             Subsidiary/Partnership               or Domicile                        Owner                      Percentage
 --------------------------------------------    -------------       ------------------------------------       ----------
 Mar-Dril, Inc.                                  Texas               Marine Drilling Management Company         100%

 Marine Drilling Management Company              Delaware            Marine Drilling Companies, Inc.            100%

 Marine Drilling International, Inc.             Delaware            Marine Drilling Management Company         100%

 Keyes Holding Corporation                       Delaware            Marine Drilling Companies, Inc.            100%

 Drilling Services Supply Company                Texas               Marine Drilling Management Company         100%